UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2010

ABRAXIS BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33657	30-0431735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11755 Wilshire Boulevard, Suite 2000

Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 883-1300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 30, 2010, Abraxis BioScience, Inc. (“Abraxis”) and Celgene Corporation (“Celgene”) issued a joint press release announcing the execution of an Agreement and Plan of Merger, dated as of June 30, 2010, by and among Celgene, Abraxis and Artistry Acquisition Corp., a direct wholly-owned subsidiary of Celgene. A copy of the joint press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Additional Information

Celgene will file a registration statement, and Abraxis Bioscience will file a proxy statement, with the Securities and Exchange Commission (SEC) relating to the proposed transaction. Abraxis stockholders are advised to read the registration and proxy statements when they become available because they will contain important information. Investors may obtain a free copy of the registration and proxy statements (when they become available) and other relevant documents filed by Celgene and Abraxis with the SEC at the SEC’s Web site at http://www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by directing a written request to: Celgene Corporation, 86 Morris Avenue, Summit, New Jersey, 07901, Attention: Investor Relations, or Abraxis BioScience Inc., 11755 Wilshire Blvd., Los Angeles, CA, 90025, Attention: Investor Relations.

Abraxis and its directors and executive officers will be deemed to be participants in the solicitation of proxies from the Abraxis stockholders in connection with the proposed transaction. Information concerning the interests of Abraxis’ participants in the solicitation, which may be different than those of Abraxis’ stockholders generally, is set forth in the amendment filed with the SEC on April 26, 2010, to Abraxis’ Annual Report on Form 10-K for the year ended December 31, 2009, and will be described in the proxy statement relating to the merger.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Joint Press Release issued by Abraxis BioScience, Inc. and Celgene Corporation, dated June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXIS BIOSCIENCE, INC.

Date: June 30, 2010	By:	/s/ Bruce Wendel
Chief Executive Officer

Index to Exhibits

Exhibit	Description

99.1	Joint Press Release issued by Abraxis BioScience, Inc. and Celgene Corporation, dated June 30, 2010.